UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2012

Date of Report (Date of earliest event reported)

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

42 Longwater Drive, Norwell,
Massachusetts 02061-9149

(Address, including zip code, of registrant’s
principal executive offices)

(781)792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 27, 2012, Clean Harbors, Inc. (“Clean Harbors”) issued a press release announcing, among other matters,  that, pursuant to its previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) to purchase any and all of its outstanding $490.0 million aggregate principal amount of 7 5/8% senior secured notes due 2016 (the “2016 Notes”), Clean Harbors has received tenders and consents from the holders of an aggregate principal amount of $339.1 million, or 69.2% of the total outstanding, on or prior to the expiration of the consent payment deadline at 5:00 p.m., New York City time, on July 27, 2012 (the “Consent Date”). The terms of the Tender Offer are detailed in Clean Harbors’ Offer to Purchase and Consent Solicitation Statement dated July 16, 2012 (the “Offer to Purchase”). The consents received exceeded the amount needed to approve the proposed amendments described in the Offer to Purchase to the indenture under which the 2016 Notes were issued (the “Indenture”).

Under the terms of the Tender Offer, holders of 2016 Notes which validly tendered (and did not validly withdraw) their 2016 Notes on or prior to the Consent Date will receive $1,041.38 per $1,000.00 in principal amount of the 2016 Notes validly tendered (the “Total Consideration”), plus accrued but unpaid interest up to, but not including, the payment date. The Total Consideration includes a consent payment of $30.00 per $1,000.00 in principal amount of the 2016 Notes validly tendered (the “Consent Payment”). Clean Harbors intends to make payment on July 30, 2012 for the 2016 Notes which were validly tendered (and not validly withdrawn) on or prior to the Consent Date.

Holders which tender after the Consent Date but prior to the expiration of the Tender Offer at midnight, New York City time, on August 10, 2012 (the “Expiration Date”), unless the Tender Offer is extended or earlier terminated, will receive $1,011.38 per $1,000.00 in principal amount of the 2016 Notes validly tendered, plus accrued but unpaid interest up to, but not including, the payment date. Such payment will represent the Total Consideration less the Consent Payment. Clean Harbors intends to redeem on August 15, 2012 any 2016 Notes that remain outstanding after the consummation of the Tender Offer at a redemption price of $1,038.13 per $1,000.00 principal amount of 2016 Notes, plus accrued but unpaid interest up to, but not including, the payment date, in accordance with the terms of the Indenture, as amended pursuant to the amendments which were approved through the consents received on or prior to the Consent Date.

Based on the consents received by the Consent Date, Clean Harbors and the trustee under the Indenture are expected to enter into a supplemental indenture that will, once operative, eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provisions of the Indenture. The supplemental indenture is expected to become operative upon payment for the 2016 Notes tendered by the Consent Date as described above.

For additional information concerning the foregoing, a copy of the press release dated July 27, 2012 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached as an exhibit hereto is an offer to purchase or the solicitation of consents with respect to the 2016 Notes. The Tender Offer is only being made pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being filed herewith (furnished solely for purposes of Item 8.01 of this report on Form 8-K):

99.1	Press Release of the Company, dated July 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN HARBORS, INC.

Date:	July 27, 2012	By:	/s/ James M. Rutledge
James M. Rutledge
Vice Chairman and Chief Financial Officer